1	LEASE AGREEMENT

SUNWEST OFFICE PARK, LLC.

ARTICLE 1- LEASE OF PREMISES

THIS LEASE AGREEMENT (the “Lease”) is executed this 23rd day of May, 2017, by and between SUNWEST OFFICE PARK, LLC, a Florida limited liability company (“Landlord”), and ANU LIFE SCIENCES, INC., a Florida Corporation (“Tenant”).

Section 1.01. Basic Lease Provisions and Definitions.

(a) Leased Premises (shown outlined on Exhibit A attached hereto): Bay 408 of the building commonly known as Building D (the “Building”), located at 15491 SW 12th St, Sunrise, FL 33326, within Sunwest Commerce Center. (The “Park”).

(b) Rentable Area: Approximately 3,500 rentable square feet.

(c) Tenant’s Proportionate Share (Operating Expenses): $4.75/SF ANNUALLY Currently

(d) Minimum Annual Rent:

Year 1 $$66,395.00

Year 2 $73,395.00

Year 3 $85,400.04

Year 4 $87,954.96

Year 5 $90,579.96

(Note: Minimum Annual Rent does not include applicable Florida State Sales Tax, or Additional Rent, which sums shall be the sole responsibility of Tenant.)

(e) Monthly Rental Installments:

(Note: Monthly Rental Installments do not include applicable Florida State Sales Tax, or Additional Rent, which sums shall be the sole responsibility of Tenant.)

Year 1 $6,116.25 (Months 1 and 2 at $ $2,616.25)

Year 2 $6,116.25

Year 3 $7,116.67

Year 4 $7,329.58

Year 5 $7,548.33

(f)	Commencement Date: July 1, 2017
(g)	Lease Term: Sixty (60) Months
(h)	Option Term: Tenant has two (2) options to renew of five (5) years each. Rental rates in the option term to increase at three (3%) per annum.
(i)	Security Deposit: $37,275.00; After month 24 of the lease, so long as tenant is in Good Standing and has been during the prior twenty-four (24) months, security deposit to be reduced to $18,637.50 for the remainder of the initial lease term, and any exercised option term thereafter. Refunded security deposit to be applied towards future rents and additional rents until exhausted.
(j)	Broker(s): Colliers International South Florida, LLC has represented the Landlord and Tenant in this transaction.
(k)	Permitted Use: Office, Laboratory, Research, Processing, Manufacturing, Storage and Distribution of Biologics and other human tissue derived products and for no other purpose.
(I) Address for notices and payments are as follows:
Landlord: Sunwest Office Park, LLC.
15481 SW 12th Street # 309
Sunrise, FL 33326

EXHIBITS

Exhibit A: Leased Premises

Exhibit B: Rent Breakdown’s

Exhibit C: Rules and Regulations

2	LEASE AGREEMENT

SUNWEST OFFICE PARK, LLC.

Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the “Common Areas”): the areas of The Park and the underlying land and improvements thereto that are designed for use in common by all tenants of the Park and their respective employees, agents, customers, invitees and others.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The Commencement Date and Lease Term shall be as set forth in Sections 1.01(f) and 1.01(g) above.

Section 2.02. Construction of Tenant Improvements.

(a) Landlord’s Obligations.

(b) Early Occupancy. If and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Leased Premises at least 15 days prior to the Commencement Date in order to prepare the Leased Premises for occupancy (including moving all lab equipment, supplies and inventory from Tenant’s prior facility to the Leased Premises, which right shall expressly exclude making any structural modifications. During any entry prior to the Commencement Date (i) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent or additional rent, (ii) Tenant shall not interfere with Landlord’s completion of the Tenant Improvements, (iii) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord’s rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (iv) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant.

Section 2.03. Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, (b) remove from the Leased Premises or where located (i) Tenant’s Property (as defined in Section 8.01 below), (ii) all external data and communications equipment, and (iii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. All of Tenant’s Property that is not removed within ten (10) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant’s cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at two hundred percent (200%) of the Monthly Rental Installments and Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, plus Florida State Sales Tax, in advance, without demand, deduction or offset, on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated. Tenant shall be responsible for delivering the Monthly Rental Installments to the payment address set forth in Section 1.01(l) above in accordance with this Section 3.01.

Section 3.02. Annual Rental Adjustment Definitions.

(a) “Annual Rental Adjustment” shall mean the amount of Tenant’s Proportionate Share of Operating Expenses for a particular calendar year.

(b) “Operating Expenses” shall mean the amount of all of Landlord’s costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Buildings and the Common Areas in good condition and repair for a particular calendar year including by way of illustration and not limitation, the following: all Real Estate Taxes (as hereinafter defined), insurance premiums and deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Building); service and other charges incurred in the repair, replacement, operation and maintenance of the heating, ventilation and air-conditioning system; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; management fees; association dues; administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking and sidewalk areas, landscaped areas, and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. Operating Expenses shall not include direct costs or repairs that are specific to a particular leased or leasable unit. The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses.

(c) “Tenant’s Proportionate Share of Operating Expenses” shall mean an amount equal to the product of Tenant’s Proportionate Share times the Operating Expenses. Tenant’s Proportionate Share of Operating Expenses is determined as outlined within Exhibit B. Controllable expenses are not to exceed a 4% increases year over year.

(d) “Real Estate Taxes” shall mean any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or Common Areas, or against Landlord’s business of leasing the Building, by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes. This shall not include penalties or late fees incurred by the Landlord.

Section 3.03. Payment of Additional Rent.

(a) Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that (i) any excess costs incurred by Tenant and payable to Landlord in connection with the construction and installation of the Tenant Improvements (the “Excess Costs”) shall not be considered Additional Rent under this Lease, (ii) neither party shall record Excess Costs as rental income or rental expense on its respective books and records, (iii) Tenant is not obligated to incur Excess Costs under this Lease, and (iv) the portion of the Tenant Improvements related to the Excess Costs are solely for Tenant’s own use and benefit and the Excess Costs are in addition to, not in lieu of, the market rental rate charged by Landlord to Tenant under this Lease.

3	LEASE AGREEMENT

SUNWEST OFFICE PARK, LLC.

(b) In addition to the Minimum Annual Rent specified in this Lease, commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year. Landlord shall estimate the Annual Rental Adjustment annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. Tenant shall be responsible for delivering the Additional Rent to the payment address set forth in Section 1.01(1) above in accordance with this Section 3.03. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. This Section 3.03 shall survive the expiration or any earlier termination of this Lease.

(c) Landlord agrees that the Additional Rental Adjustment will not ever exceed 100% of the base operating expenses per Exhibit B.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, by 10 days but not more than 19 days, 5% of the monthly rent shall be charged as a late fee. If any payment by Tenant to Landlord shall become overdue by 20 days or more, 10% of the monthly rent shall be charged as a late fee. Any and all late fees shall be charged as additional rent.

ARTICLE 4 - SECURITY DEPOSIT

Prior to occupying the Leased Premises, Tenant shall have deposited the full amount of the Security Deposit with Landlord (Tenant shall deposit with Landlord 50% upon execution and delivery of this Lease by Tenant), as security for the performance by Tenant of all of Tenant’s obligations contained in this Lease. In the event of a default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. Tenant agrees promptly, upon demand, to deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this Article 4 shall be without interest and may be commingled by Landlord. After considering the return of certain portions of the Security Deposit provided for in Section 1.01, at the end of the Lease Term, provided that there is then no uncured default or any repairs required to be made by Tenant pursuant to Section 2.03 above or Section 7.03 below, Landlord shall return the remaining portion of the Security Deposit to Tenant.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use.

(a) Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that encumber the Building and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building Rules and Regulations attached hereto as Exhibit D and made a part hereof, as may be modified from time to time by Landlord on reasonable notice to Tenant.

(b) Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord’s directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

Section 5.03. Landlord’s Rights Regarding Use. Without limiting any of Landlord’s rights specified elsewhere in this Lease (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper, and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant’s compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Section 6.01. Services to be Provided. Landlord shall furnish, electric and water to the leasehold space. Trash disposal is available at designated locations on the Park premises. It is the responsibility of the Tenant for payment of electrical services (Unit is individually metered for Tenant’s location and will billed directly to Tenant), janitorial services, telephonic and other communication services, hazardous waste disposal and disposing of general trash to designated Trash disposal areas at the Park. Water and trash will be included within Operating Expenses.

Section 6.02. Additional Services.

(a) Not Applicable

Section 6.03. Interruption of Services. Tenant acknowledges and agrees that any one or more of the utilities or other services identified in Sections 6.01 or 6.02 or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

4	LEASE AGREEMENT

SUNWEST OFFICE PARK, LLC.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01. Repair and Maintenance of Building. Landlord shall make all necessary repairs and replacements to the roof, exterior walls, exterior doors, windows, and other Common Areas, and Landlord shall keep the Building in a clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants in good condition and repair. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant’s sole expense.

Section 7.02. Repair and Maintenance of Leased Premises. Landlord shall keep and maintain the Leased Premises in good condition and repair. The cost of such repairs and maintenance to the Leased Premises shall be included in Operating Expenses; provided however, to the extent any repairs or maintenance are required in the Leased Premises because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees or are made at the specific request of Tenant, Landlord shall make such repairs or perform such maintenance at Tenant’s sole expense. Notwithstanding the above, Tenant shall be solely responsible for any repair or replacement with respect to Tenant’s Property (as defined in Section 8.01 below) located in the Leased Premises, the Building or the Common Areas. Nothing in this Article 7 shall obligate Landlord or Tenant to repair normal wear and tear to any paint, wall covering or carpet in the Leased Premises.

Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord’s option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord’s consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration and any related lien. Tenant agrees that at Landlord’s option, PV Construction, LLC or a subsidiary or affiliate of Landlord, who shall receive a fee as Landlord’s construction manager or general contractor, shall perform all work on any alterations to the Leased Premises.

Section 7.04 Compliance Landlord will be responsible for ensuring that the Leased Premises at all times is in compliance with all local, state, federal and other applicable ordinances, laws and/or regulations for the Leased Premises, including building construction, electrical and water supply, public area facilities, flood prevention, fire safety and other applicable matters. Landlord will furnish evidence of related permits and inspections as may be requested from time to time for Tenant’s insurance providers and agrees that the Leased Premises shall remain in full compliance for the during the term of the Lease.

ARTICLE 8 — INDEMNITY AND INSURANCE

Section 8.01. Release. All of Tenant’s trade fixtures, merchandise, inventory, special fire protection equipment, telecommunication and computer equipment, supplemental air conditioning equipment, kitchen equipment and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord (and its affiliates, property managers and mortgagees) from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors of all tiers harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant’s Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors of all tiers harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04. Tenant’s Insurance.

(a) During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i) Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering Tenant’s use of the Leased Premises against claims for bodily injury or death or property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $1,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii) Property Insurance. Special Form Insurance in the amount of the full replacement cost of Tenant’s Property (including, without limitation, alterations or additions performed by Tenant.

(iii) Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable law; provided, if there is no statutory requirement for Tenant, Tenant shall still obtain Worker’s Compensation insurance coverage.

(iv) Automobile Insurance. Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per accident.

5	LEASE AGREEMENT

SUNWEST OFFICE PARK, LLC.

(b) All insurance required to be carried by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant shall name Landlord, Property Owners Association, Landlord’s managing agent, if any, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability, excess and umbrella policies (but only to the extent of the limits required hereunder). On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, and that with the exception of Workers Compensation insurance, such insurance is primary and non-contributory. Upon Tenant’s receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

Section 8.05. Landlord’s Insurance. During the Lease Term, Landlord and/or Property Owners Association shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(a) Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $2,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b) Property Insurance. Special Form Insurance in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord (and its affiliates, property managers and mortgagees) and Tenant (and its affiliates) hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii), 8.04(a)(iii), and 8.05(b) above. The special form property insurance policies and worker’s compensation insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

ARTICLE 9 – CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord’s obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within one hundred and twenty (120) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord’s award.

ARTICLE 11- ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublease. (a)Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease. (b) By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord’s opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder, or (iv) the prospective assignee or subtenant is a current tenant at the Park or is a bona-fide third-party prospective tenant. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised to be less than the then current rent for similar premises in the Building. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder, except those which expressly survive the termination of this Lease. (c) If Tenant shall make any assignment or sublease, with Landlord’s consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord all of any such excess rental upon receipt. Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises as consideration for Landlord’s consent.

Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets or property; or (c) effectuate any public offering of Tenant’s stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a “Permitted Transferee”). For the purpose of this Article 11, (i) “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 11.01 above.

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ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building, or any individual bay/unit, at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

Section 12.02. Estoppel Certificate. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 12.03. Subordination. This Lease is and shall be expressly subject and subordinate at all times to the lien of any present or future mortgage or deed of trust encumbering fee title to the Leased Premises. If any such mortgage or deed of trust be foreclosed, upon request of the mortgagee or beneficiary, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that subordination of this Lease to any present or future mortgage or trust deed shall be conditioned upon the mortgagee, beneficiary, or purchaser at the foreclosure, as the case may be agreeing that Tenant’s occupancy of the Leased Premises and other rights under this Lease shall not be disturbed by reason of the foreclosure or such mortgage or trust deed, as the case may be, so long as Tenant is not in default under this Lease. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument that Landlord deems reasonably necessary to confirm the subordination of this Lease.

ARTICLE 13 – DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a “Default”, provided however that a Default under the Lease cannot occur unless Tenant has received a minimum of 5 days written notice from the Landlord (or as expressly indicated herein if notice period is greater):

(a) Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) days after the same is due..

(b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of fifteen (15) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than fifteen (15) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said fifteen (15) day period and thereafter diligently completes the required action within a reasonable time.

(c) Tenant shall vacate or abandon the Leased Premises, or fail to occupy the Leased Premises or any substantial portion thereof for a period of thirty (30) days.

(d) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(e) All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a) Landlord may re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses that Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord’s action.

(b) Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Leased Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice. Furthermore, Tenant shall be liable to Landlord for the unamortized balance of any leasehold improvement allowance and brokerage fees paid in connection with the Lease.

(c) Without terminating this Lease, Landlord may terminate Tenant’s right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises. In such event, Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may re-let all or any part thereof as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to (i) the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term had this Lease not been terminated (said period being referred to herein as the “Remaining Term”), (ii) the costs of recovering possession of the Leased Premises and all other expenses, loss or damage incurred by Landlord by reason of Tenant’s Default (“Default Damages”), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers’ commissions and attorneys’ fees, and (iii) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the “Prior Obligations”). Neither the filing of any dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

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(d) Landlord may terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following: (i) the value of the excess, if any, discounted at the prime rate of interest (as reported in the Wall Street Journal), of (A) the Minimum Annual Rent, Additional Rent and all other sums that would have been payable hereunder by Tenant for the Remaining Term, less (B) the aggregate reasonable rental value of the Leased Premises for the Remaining Term, as determined by a real estate broker licensed in the State of Florida who has at least ten (10) years of experience, (ii) all of Landlord’s Default Damages, and (iii) all Prior Obligations. Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (i) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. It is expressly agreed and understood that all of Tenant’s liabilities and obligations set forth in this subsection (d) shall survive termination.

(e) With or without terminating this Lease, Landlord may declare immediately due and payable the sum of the following: (i) the present value (discounted at the prime rate of interest, as reported in the Wall Street Journal) of all Minimum Annual Rent and Additional Rent due and coming due under this Lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advance), (ii) all Default Damages, and (iii) all Prior Obligations, whereupon Tenant shall be obligated to pay the same to Landlord; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Minimum Annual Rent and Additional Rent payable hereunder throughout the Remaining Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenant and subtenants on account of said Leased Premises during the Remaining Term (but only to the extent that the monies to which Tenant shall so become entitled do not exceed the entire amount actually paid by Tenant to Landlord pursuant to this subsection (e)), less all Default Damages of Landlord incurred but not yet reimbursed by Tenant.

(f) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

Section 13.03. Landlord’s Default and Tenant’s Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder. In no event, however, shall Landlord be liable to Tenant for any consequential or punitive damages.

Section 13.04. Limitation of Landlord’s Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05. Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

ARTICLE 14 - LANDLORD’S RIGHT TO RELOCATE TENANT

Landlord shall have the right, not more than one (1) time during the initial Lease Term and during each extensions thereof, upon at least thirty (30) days’ prior written notice to Tenant, to relocate Tenant to another unit owned by Landlord, or an affiliated entity of Landlord, in the vicinity containing at least as much square footage as the Leased Premises. Prior to any relocation, Landlord shall improve such substituted space, at its expense, with improvements at least equal in quantity and quality to those in the Leased Premises, to be reasonably approved by Tenant. Landlord shall reimburse Tenant for all reasonable third party expenses incurred in connection with, and caused by, such relocation. In no event shall Landlord be liable to Tenant for any consequential damages as a result of any such relocation, including, but not limited to, loss of business income or opportunity.

ARTICLE 15 - TENANT’S RESPONSIBILITY REGARDING

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01. Environmental Definitions.

(a) “Environmental Laws” shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

(b) “Hazardous Substances” shall mean those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” under Environmental Laws and petroleum products.

Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.04. Tenant’s Indemnification. Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

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Section 15.05. Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent Tenant exacerbates the same.

ARTICLE 16 – MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State of Florida.

Section 16.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein. The offer by Tenant will be irrevocable until 6:00 p.m. EST, fifteen (15) days after the date Landlord receives the Lease executed by Tenant.

Section 16.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease is the Broker and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due Broker based on this Lease pursuant to separate agreements between Landlord and Broker. There are no other brokers involved in the leasing of the premises other than those specifically named in Section 1 of the lease.

Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered posted at the premises, in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(1). If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant’s fiscal year, a copy of Tenant’s most recent financial statements prepared as of the end of Tenant’s fiscal year. Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements, or if the Minimum Annual Rent hereunder exceeds $100,000.00, said statements shall be certified and audited. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 16.09. Representations and Warranties.

(a) Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b) Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.11. Parking. Tenant shall be entitled to the non-exclusive use of the parking spaces designated for the Building by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant’s employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Park.

Section 16.12. Consent or Approval. Where the consent or approval of a party is required, such consent or approval will not be unreasonably withheld, conditioned or delayed.

Section 16.13. Time. Time is of the essence of each term and provision of this Lease.

Section 16.14. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance and its agreement to continue to comply with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (such representation to be true throughout the Lease Term) (a) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (b) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the website address www.ustreas.gov/offices/enforcement/ofac.

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Section 16.15. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

ARTICLE 17 - SPECIAL STIPULATIONS

Section 17.01. Option to Extend.

(a)	Grant and Exercise of Option. Provided that (i) no default has occurred and is then continuing, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, and (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, Tenant shall have two (2) options to extend the Lease Term for two (2) additional periods of five (5) years (the “Extension Term”). The Extension Term shall be upon the same terms and conditions contained in the Lease except (x) Tenant shall not have any further option to extend, (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth herein (“Rent Adjustment”).

Tenant shall exercise such option by delivering to Landlord, no later than ninety (90) days prior to the expiration of the current Lease Term, written notice of Tenant’s desire to extend the Lease Term. Tenant’s failure to properly exercise such option shall be deemed a waiver of such option. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord’s option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.

(b)	Rent Adjustment. The Minimum Annual Rent for the Extension Term shall be an amount equal three- percent (3%) of the Minimum Annual Rent per square foot for the period immediately preceding the Extension Term for the first twelve (12) months of the Extension Term, with an increase of three percent (3%) for each successive twelve (12) month period of the Extension Term. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

WITNESSES:	SUNWEST OFFICE PARK, LLC, a Florida limited liability corporation.

Printed Name:____________________________________
	By:	/s/ Michael Coverh
Printed Name: Michael Coverh
Printed Name:____________________________________	Its:	VP of Operations

Date of Execution: 05/23/17

TENANT:

ANU LIFE SCIENCES, INC.

WITNESSES: ____________________________________

Printed Name:____________________________________
	By:	/s/ Bruce Werber
Printed Name: Bruce Werber
	Its:	Chief Executive Officer

Date of Execution: 05/23/17

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Exhibit A

LEASED PREMISES

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Exhibit B

RENT BREAKDOWN’ S

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EXHIBIT C

RULES AND REGULATIONS

A. GENERAL RULES

1.	Passenger automobiles, sport/utility vehicles, mini-trucks, vans and motorcycles (used for personal transportation and not commercially) that do not exceed the size of one parking space may be parked in the areas provided for that purpose. No Tenant or Occupant may park more than the number of vehicles in the common area as the number permitted by law, unless additional spaces have been assigned to the unit. Trucks (Except for pick-up trucks), campers, motor homes, trailers, boats, and boat trailers are prohibited. Bicycles and mopeds will be parked only in areas designated by the Association. Vehicle maintenance is not permitted on the Common Areas. All vehicles must be currently licensed and no inoperable or unsightly vehicles may be kept on the Common Areas. The developer is exempt from this regulation for vehicles engaged in any activity relating to construction, maintenance, or marking of units, as are commercial vehicles used by vendors of the Association while engaged in work at the Building.

2.	No exterior radio, television, or data reception antennas or any exterior wiring for any purpose may be installed without the written consent of the Landlord and Association

3.	To maintain harmony of exterior appearance, no one will make any changes to, place anything on, affix anything to, or exhibit anything from any part of the Common Areas or their Unit that is visible from the exterior of the Building or from the Common Areas without prior written consent of the Landlord and Association. All window treatments must be approved in writing by the Landlord and Association prior to installation. Any tenant or legal occupant of a Unit shall submit a written proposal with a sample of the window treatment to the Landlord and Association. The Landlord and Association shall respond in writing within ten (10) days to the application.

4.	All common areas outside the Buildings will be used for their designated purposes only, and nothing belonging to Tenants, their clients or invitees, will be kept therein or thereon without the approval of the Landlord and Association. Such areas will at all times be kept free of obstruction. Tenants are financially responsible to the Landlord for damage to the Common Areas caused by themselves, their clients and invitees.

5.	Tenants or legal occupants of Units are not permitted to have pets on the Common Areas except for sight or hearing impaired guide dogs recognized by the Landlord and Association. The Landlord and Association has the authority and discretion to make exceptions to the limitations in this regulation in individual cases and to impose conditions concerning the exceptions

6.	Disposal of garbage and trash will only be in those areas designated by the Landlord and Association. The landlord will not provide trash removal from the individual Units

7.	All tenants will provide the Landlord with a contact person whom can be reached 24 hours a day, 365 days a year in case of emergency with the Unit. However, the Landlord and Association reserves the right to forcibly enter a unit should there be an emergency situation in a Unit such as but not limited to fire or broker water pipes.

8.	Loud and disturbing noises are prohibited. All radios, televisions, tape machines, compact disc players, stereos, singing, and playing of musical instruments, etc., shall not be heard outside the Unit

9.	Illegal and immoral practices are prohibited.

10.	Lawns, shrubbery or other exterior plantings will not be altered, moved, or added to without permission of the Landlord and the Association

11.	No nuisance of any type or kind will be maintained or permitted on the Common Area

12.	Nothing will be done or kept in any Unit or in Common Areas that will increase the rate of insurance on the Building or contents of the Building without prior written consent of the Landlord and Association. No owner or tenant will permit anything to be done or kept in the Unit or in the Common Areas that will result in the cancellation of the insurance on the Building of the contents of the Building, or that would be in violation of any law, regulation or building code.

13.	Persons moving furniture and other equipment into and out of the Units must notify the landlord. All such moving must take place Mondays through Saturdays between the hours of 8AM and 5PM only, unless the Landlord grants permission otherwise. Moving vans and trucks used for this purpose will remain on the Common Areas only when actually in use. A violation of this provision will result in a $100 fine.

14.	Repair, construction, decorating or remodeling work will be done so as to minimize the impact on the building occupants. The landlord reserves the right to restrict the hours to non-business hours for such activity to protect the peaceable enjoyment of the units.

15.	The sinks, toilets and other plumbing fixtures shall not be used for any purpose other than those for which they are constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant.